BNP RESIDENTIAL PROPERTIES, INC.                             Exhibit 99.1
301 S. College Street, Suite 3850
Charlotte, North Carolina 28202

Contact: Philip S. Payne
         Chairman & CFO
         Tel:  (704) 944-0100
         Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                           BNP RESIDENTIAL PROPERTIES
                       ANNOUNCES OPERATING RESULTS FOR THE
                              THIRD QUARTER OF 2004


Charlotte, North Carolina
November 9, 2004

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended September 30, 2004.

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. We own and operate 25 apartment communities containing a total of 6,113 apartments and provide third-party management services for 7 apartment communities containing a total of 1,799 apartments. In addition to our apartment properties, we own 40 restaurant properties, which are leased on a triple net basis to a restaurant operator. We operate in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc., is structured as an UpREIT, or umbrella partnership real estate investment trust. We are the sole general partner and own a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of our operations are conducted through the operating partnership.

Operating Results:

                          See Tabular Information Below

Funds from Operations: Funds from operations of the operating partnership for the third quarter of 2004 increased by 18.3% to $3.0 million from $2.5 million in the third quarter of 2003. On a diluted basis, FFO per share was $0.29 per share compared to $0.32 per share in 2003. For the first nine months of 2004, funds from operations for the operating partnership increased by 24.5% to $8.3 million from $6.7 million in 2003. On a diluted basis, FFO per share for the first nine months of 2004 was $0.91 compared to $0.86. (See also "Non-GAAP Information" below)

Funds Available for Distribution: Funds available for distribution for the third quarter of 2004 totaled $2.7 million, an increase of 41.3% compared to the same period in 2003. For the first nine months of 2004, funds available for distribution was $7.3 million, an increase of 31.7% over the same period in 2003. (See also "Non-GAAP Information" below)

Net Income/Loss: Net income increased to $299,000 for the third quarter of 2004 compared to $137,000 for the third quarter of 2003. Through the first nine months of 2004, net income increased to $889,000 from a net loss of $110,000 in 2003. On a diluted basis, income available to common shareholders for the third quarter of 2004 was $0.01 per common share compared to a $0.01 loss per common share for the third quarter of 2003. On a diluted basis, income available to common shareholders was $0.02 per common share for the first nine months of 2004 compared to a $0.09 loss per common share through the first nine months in 2003.

Revenue: Total revenue in the third quarter of 2004 was $13.7 million, an increase of 26.2% compared to 2003. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 91.1% of total revenue in the third quarters of both 2004 and 2003. Restaurant rental income was 7.0% of total revenue in the third quarter of 2004 as compared to 8.9% in 2003. For the first nine months of 2004, total revenue was $36.8 million, an increase of 17.6% compared to 2003.

Apartments: Apartment rental income in the third quarter of 2004 was $12.3 million, an increase of 27.4% compared to 2003. This increase was attributable to seven apartment acquisitions in 2003 and 2004 (two in 2003, and five in the second and third quarters of 2004), as well as increased rental income at all apartment communities. For the third quarter, average economic occupancy for all apartments was 94.5% in 2004 compared to 93.7% in 2003. Average monthly revenue per occupied unit for all apartments was $745 in 2004 compared to $733 in 2003. For the first nine months, average economic occupancy was 94.8% compared to 92.0% in 2003. Average monthly revenue per occupied unit was $735 compared to $727 in 2003.

On a same units basis, apartment revenue increased by 2.4% in the third quarter of 2004 as compared to the same period in 2003, reflecting improved apartment performance. On a same units basis, average economic occupancy was 95.2% for the third quarter of 2004 compared to 93.8% in 2003. Average monthly revenue per occupied unit for the same units was $743 in the third quarter of 2004 compared to $737 in 2003. For the first nine months, average economic occupancy was 95.2% compared to 92.1% in 2003. Average monthly revenue per occupied unit was $737 compared to $729 in 2003.

Restaurants: Restaurant rental income in the third quarter of 2004 decreased by 1.3%, to $957,000, compared to 2003. For the first nine months, restaurant rental income decreased by 2.7% to $2.9 million. These decreases were the result of the sale of two restaurant properties in 2003. Restaurant rental income for both 2004 and 2003 was the minimum rent. Same store sales at our restaurant properties increased by 6.4% in the third quarter and by 12.4% for the first nine months of 2004 compared to the same periods in 2003.

Other Income: Management fee income for the third quarter of 2004 decreased to $177,000 from $229,000 in 2003. For the first nine months, management fee income decreased to $582,000 from $679,000 in 2003. This decrease is attributable to the termination of two management contracts during 2004. During the third quarter, we recorded casualty gains totaling $269,000 related to fires at two of our apartment communities. We have excluded the casualty gains from our calculation of funds from operations.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $13.4 million in the third quarter of 2004, an increase of 24.8% compared to 2003. Expenses for the first nine months were $35.9 million, an increase of 13.7% compared to 2003.

Apartment operations expense (the direct costs of on-site operations) was $5.1 million in the third quarter of 2004, an increase of 27.3% compared to 2003. Apartment operations expense was $13.3 million for the first nine months of 2004, an increase of 17.8% over 2003. These increases reflect the addition of seven apartment communities in 2003 and 2004. Apartment operations expense represented 41.4% of related apartment rental income for the third quarter and 40.5% for the first nine months of 2004 as compared to 41.4% and 41.2% respectively, in 2003. On a same units basis, apartment operations expense decreased by 0.5% for the third quarter and increased by 1.1% for the first nine months of 2004.

Apartment administrative expense (the costs associated with oversight, accounting and support of the company's apartment management activities for both owned and third party properties) was $564,000 in the third quarter of 2004 compared to $414,000 in 2003. For the first nine months, apartment administrative expense was $1.6 million compared to $1.2 million in 2003. Corporate administration expense was $497,000 in the third quarter of 2004 compared to $445,000 in 2003. For the first nine months, corporate administration expense decreased to $1.7 million from $1.8 million in 2003.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.

Depreciation and amortization totaled $3.3 million in the third quarter of 2004, an increase of 25.3% compared to 2003. For the first nine months, depreciation and amortization totaled $8.7 million, an increase of 14.1% compared to 2003. This increase reflects apartment acquisitions in 2003 and 2004, as well as additions and replacements at other communities.

Interest expense was $3.9 million in the third quarter of 2004, an increase of 19.3% compared to 2003. For the first nine months, interest expense was $10.5 million, an increase of 7.9% compared to 2003. These increases are primarily attributable to new debt issued in conjunction with acquisitions of apartment properties.

Dividend: On October 22, 2004, the Board of Directors declared a regular quarterly dividend in the amount of $0.25 per share to be paid on November 15, 2004, to shareholders of record on November 1, 2004. The Board of Directors also declared a preferred quarterly dividend in the amount of $0.275 per share to be paid on November 15, 2004 to the preferred shareholder of record on November 1, 2004.

Outlook: We are pleased with the progress we have made over the past several quarters. So far this year we have added five apartment communities, raised more than $31 million in new capital in two equity offerings, significantly expanded our institutional investor base, completed the rehabilitation of one apartment property, and begun rehabilitation projects on two additional apartment properties. We believe we are well positioned to take advantage of any improvement in our markets. However, our long-term optimism is tempered somewhat by concern that the current economic recovery, particularly for people in the income ranges typical of our residents, is quite fragile. It is important to remember, with the notable exception of 2003, that it is normal for us to see a drop in occupancy in our apartment properties in the winter months. Our concern is that the current economic climate will exacerbate this trend. With this in view, our primary objective through the winter months will be to maintain occupancy at acceptable levels with the goal of putting ourselves in position to begin working to raise rental rates in the spring of 2005.

Conference Call: Management will hold a conference call to discuss third quarter earnings on Wednesday, November 10, 2004 at 2:00 p.m. Eastern Time. This call will be webcast by Shareholder.com and can be accessed through BNP's website at www.bnp-residential.com. Institutional investors may dial 1-800-289-0493, confirmation code - 819099 to access the call.

Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." We believe our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the operating partnership, we measure FFO at the operating partnership level (i.e., before minority interest).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

Funds available for distribution is frequently referred to as "FAD." We calculate FAD as FFO plus non-cash expense for amortization and write-off of unamortized loan costs, less recurring capital expenditures. We believe that, together with net income and cash flows, FAD provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.

Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. Nor do FFO or FAD measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders and unitholders. You should not consider FFO or FAD to be alternatives to net income as reliable measures of the company's operating performance; nor should you consider FFO or FAD to be alternatives to cash flows from operating, investing or financing activities as defined by generally accepted accounting principals, as measures of liquidity. Further, FFO or FAD as disclosed by other REITs might not be comparable to our calculation of FFO or FAD.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2003.

Information Requests: More information may be obtained by calling our Corporate Offices at (704) 944-0100 or on the Internet through our website at www.bnp-residential.com. You may also e-mail information requests to our investor relations department at investor.relations@bnp-residential.com.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Operations and Funds from Operations (unaudited)
All amounts in thousands, except per share data

                                                        Three months ended       Nine months ended
                                                           September 30             September 30
                                                       ---------------------    ---------------------
                                                         2004       2003          2004       2003
                                                       ---------------------    ---------------------
Revenues
Apartment rental income                                 $ 12,298    $ 9,650      $32,930    $ 27,488
Restaurant rental income                                     957        970        2,872       2,951
Management fee income                                        177        229          582         679
Casualty gains                                               269          -          269           -
Interest and other income                                     26         27          162         181
                                                       ---------- ----------    ---------  ----------
                                                          13,726     10,876       36,815      31,299
Expenses
Apartment operations                                       5,091      4,000       13,341      11,326
Apartment administration                                     564        414        1,604       1,154
Depreciation and amortization                              3,269      2,609        8,654       7,586
Corporate administration                                     497        445        1,724       1,790
Interest                                                   3,910      3,279       10,480       9,717
Write-off of unamortized loan costs at refinance              85          -           85           -
                                                       ---------- ----------    ---------  ----------
                                                          13,416     10,746       35,889      31,572
                                                       ---------- ----------    ---------  ----------
 Income (loss) before minority interest                      310        130          927       (273)
less minority interest in operating partnership              (11)         7          (38)       163
                                                       ---------- ----------    ---------  ----------
Net income (loss)                                            299        137          889       (110)
less cumulative preferred dividend                          (250)      (161)        (750)      (411)
                                                       ---------- ----------    ---------  ----------
Income (loss) available to Common Shareholders            $   49    $   (24)     $   139    $  (520)
                                                       ========== ==========    =========  ==========

Income (loss) before minority interest                    $  310    $   130      $   927    $  (273)
less casualty gains                                         (269)         -         (269)         -
less cumulative preferred dividend                          (250)      (161)        (750)      (411)
add depreciation                                           3,161      2,528        8,390      7,350
                                                       ---------- ----------    ---------  ----------
Funds from operations                                    $ 2,952    $ 2,497      $ 8,298    $ 6,666
                                                       ========== ==========    =========  ==========

Funds from operations                                    $ 2,952    $ 2,497      $ 8,298    $ 6,666
less recurring capital expenditures                         (438)      (662)      (1,339)    (1,352)
add amortization of deferred loan costs                      108         81          263        236
add write-off of unamortized loan costs at refinance          85          -           85          -
                                                       ---------- ----------    ---------  ----------
Funds available for distribution                         $ 2,708    $ 1,916      $ 7,308    $ 5,550
                                                       ========== ==========    =========  ==========

Funds available for distribution                         $ 2,708    $ 1,916      $ 7,308    $ 5,550
add cumulative preferred dividend                            250        161          750        411
add recurring capital expenditures                           438        662        1,339      1,352
less amortization of deferred interest defeasance              -        (66)        (105)      (150)
less changes in operating assets and liabilities            (210)      (142)        (349)      (443)
                                                       ---------- ----------    ---------  ----------
Net cash provided by operating activities                $ 3,186    $ 2,531      $ 8,944    $ 6,720
                                                       ========== ==========    =========  ==========

Per common share amounts - basic:
   Net income (loss)                                      $ 0.03    $ 0.02        $ 0.12    $ (0.02)
                                                       ========== ==========    =========  ==========
   (Loss) income available to common shareholders         $ 0.01    $(0.01)       $ 0.02    $ (0.09)
                                                       ========== ==========    =========  ==========
Per common share amounts - diluted:
   Net income (loss)                                      $ 0.03    $ 0.01        $ 0.10    $ (0.04)
                                                       ========== ==========    =========  ==========
   (Loss) income available to common shareholders         $ 0.01    $(0.01)       $ 0.02    $ (0.09)
                                                       ========== ==========    =========  ==========
   Funds from operations                                  $ 0.29    $ 0.32       $  0.91   $   0.86
                                                       ========== ==========    =========  ==========

Consolidated Statements of Operations and Financial Results (unaudited) - continued
All amounts in thousands, except per share data

                                                        Three months ended        Nine months ended
                                                           September 30             September 30
                                                       ---------------------    ---------------------
                                                         2004       2003          2004       2003
                                                       ---------------------    ---------------------
Weighted average shares and units outstanding:
   Preferred B shares and units                              909        583          909         498
                                                       ========== ==========    =========  ==========
   Common shares                                           8,289      5,877        7,275       5,858
   Operating partnership minority units                    1,865      1,842        1,852       1,844
                                                       ---------- ----------    ---------  ----------
      Common shares and minority units                    10,154      7,719        9,127       7,702
                                                       ========== ==========    =========  ==========

We calculated basic and diluted per common share amounts using the following:

Numerators:
For basic per common share amounts -
   Net income (loss)                                      $  299     $  137       $  889     $ (110)
   less cumulative preferred dividend                       (250)      (161)        (750)      (411)
                                                       ---------- ----------    ---------  ----------
   Income (loss) available to common
        shareholders - basic                              $   49     $  (24)      $  139     $ (520)
                                                       ========== ==========    =========  ==========

For diluted per common share amounts -
   Income (loss) before minority interest                 $  310     $  130       $  927     $ (273)
   less cumulative preferred dividend                       (250)      (161)        (750)      (411)
                                                       ---------- ----------    ---------  ----------
   Income (loss) available to
        common shareholders - diluted                     $   60     $ (31)       $  177     $ (684)
                                                       ========== ==========    =========  ==========

   Income (loss) before minority interest                 $  310     $  130       $  927     $ (273)
   less casualty gains                                      (269)         -         (269)         -
   less cumulative preferred dividend                       (250)      (161)        (750)      (411)
   add depreciation                                        3,161      2,528        8,390      7,350
                                                       ---------- ----------    ---------  ----------
   Funds from operations                                  $2,952     $2,497       $8,298     $6,666
                                                       ========== ==========    =========  ==========

Denominators:
 For basic per common share amounts -
    Weighted average common shares outstanding             8,289      5,877        7,275       5,858
 Effect of potentially dilutive securities:
    Convertible Operating Partnership units                1,865      1,842        1,852       1,844
    Stock options (1)                                         36          7           25           5
                                                       ---------- ----------    ---------  ----------
 For diluted per share amounts -
    Adjusted weighted average common shares
       and assumed conversions                            10,190      7,726        9,152       7,707
                                                       ========== ==========    =========  ==========

(1) Includes only dilutive stock options.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Balance Sheets


                                                                               September 30           December 31
                                                                                   2004                   2003
                                                                             -----------------      -----------------
                                                                               (Unaudited)
Assets
Real estate investments at cost:
   Apartment properties                                                         $ 387,056,730          $ 299,661,224
   Restaurant properties                                                           37,405,385             37,405,385
                                                                             -----------------      -----------------
                                                                                  424,462,115            337,066,609
   Less accumulated depreciation                                                  (63,324,361)           (56,052,569)
                                                                             -----------------      -----------------
                                                                                  361,137,754            281,014,040
Cash and cash equivalents                                                           1,592,608                564,426
Other assets                                                                        6,974,664              3,308,127
Notes receivable, net of reserve                                                      100,000                100,000
Intangible related to acquisition of management operations, net                     1,115,088              1,115,088
Deferred financing costs, net                                                       1,603,426              1,098,025
                                                                             -----------------      -----------------
Total assets                                                                    $ 372,523,540          $ 287,199,706
                                                                             =================      =================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                           $ 286,803,385          $ 229,714,263
Accounts payable and accrued expenses                                               5,021,779              1,408,659
Deferred revenue and security deposits                                              1,499,175              1,343,999
Deferred credit for interest defeasance, net                                                -                104,960
                                                                             -----------------      -----------------
                                                                                  293,324,339            232,571,881

Minority interest in Operating Partnership                                         14,850,572             15,894,909
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized,
      909,090 shares issued and outstanding at September 30, 2004,
      909,090 shares issued and outstanding at December 31, 2003                   10,000,000             10,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      8,576,400 shares issued and outstanding at September 30, 2004,
      5,907,133 shares issued and outstanding at December 31, 2003                     85,764                 59,071
   Additional paid-in capital
                                                                                  102,315,047             71,473,473
   Distributions in excess of net income                                          (48,052,182)           (42,799,628)
                                                                             -----------------      -----------------
Total shareholders' equity                                                         64,348,629             38,732,916
                                                                             -----------------      -----------------
Total liabilities and shareholders' equity                                      $ 372,523,540          $ 287,199,706
                                                                             =================      =================

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